$500,000
                                                             September 19, 1996

                             Demand Promissory Note

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to SunAmerica Financial Resources, Inc., a Delaware corporation ("Lender"), or order, the lesser of (i) Five Hundred Thousand Dollars ($500,000) (the "Maximum Amount") and (ii) the aggregate unpaid principal amount of all loans or advances made by Lender to Maker from time to time. Subject to the terms hereof, Maker may borrow (in an aggregate outstanding principal amount not exceeding the Maximum Amount), repay and reborrow under this Note from time to time such amounts as Maker requests and Lender agrees to, and Maker shall be obligated hereunder to immediately pay to Lender on demand the aggregate amount outstanding on the date of any such demand together with all accrued and unpaid interest. Maker also promises to pay interest on the unpaid principal amount of this Note at a floating rate per annum equal to the Applicable Rate from the funding date of each loan or advance to the date of repayment of such loan or advance. As used herein, the "Applicable Rate" means the Alternate Base Rate plus 2.50% per annum. Maker may request loans or advances no more than twice a week; provided that concurrently with the making of any such request, Lender shall have received from Contract Funding Corp. a request for purchase of receivables under the Receivables Purchase and Sale Agreement among Contract Funding Corp., Gold Coast Finance, Inc. and Lender accompanied by a satisfactory Purchaser Report (as defined therein), which purchase request shall be in an amount at least equal to the requested loan or advance under this Note. Each such request shall be from Maker to Seller, given not later than 2:00 p.m. (Los Angeles time) on the first Business Day before the date of the requested funding date. Each such request shall be by telephone, telecopier, telex or cable (in the case of telephonic notice immediately confirmed in writing) signed by an appropriate officer of Maker and specifying (i) the principal amount of the requested loan or advance, (ii) the requested funding date which shall be a Business Day and
(iii) the account into which the requested funds should be transferred.

     Without in any way limiting Maker's promise to pay all amounts hereunder on demand, upon (i) the occurrence of any Termination Date or (ii) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to Maker, the unpaid principal amount hereof and all accrued interest and all other amounts owing hereunder shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

     Unless otherwise defined herein, capitalized terms used herein have the same meanings as defined in that certain Receivables Purchase and Sale Agreement, dated as of September 18, 1996, among Contract Funding Corp., as Seller, Gold Coast Finance, Inc., as

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initial Collection Agent, and SunAmerica Financial Resources, Inc., as Facility
Agent and Purchaser, as amended, supplemented or otherwise modified from time to time.

     This Note may be prepaid in whole or in part at any time without penalty or premium.

     The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. Maker, for itself and its successors and assigns, waives presentment, demand (other than demand for payment under the terms of this Note), protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, in connection with the enforcement of this Note.

     Lender is hereby authorized to record all loans and advances made by it to Maker (all of which shall be evidenced by this Note), and all repayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein, but any failure to record such event shall not limit or otherwise affect the obligations of Maker hereunder.

     All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

     This Note shall be secured by that certain Pledge Agreement executed by Maker in favor of Lender dated as of even date herewith (the "Pledge Agreement"), and any default or failure to pay or repay by Maker any outstanding principal or accrued interest due hereunder shall be deemed an Event of Default for purposes hereunder and under the Pledge Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of New York. The acknowledgment attached hereto is incorporated in and made a part of this Note by this reference.

     Notwithstanding anything to the contrary contained herein, in no event shall any interest be payable under this Note which exceeds the maximum amount permitted by applicable law and any interest received by Lender from Maker under this Note in excess of such maximum amount permitted by applicable law shall be refunded to Maker.

                                            Maker: USA FINANCE, INC.,
                                                   a Delaware Corporation



                                            By: /s/ Stephen E. Michaelson
                                                -------------------------------
                                                    Stephen E. Michaelson
                                                    Chief Executive Officer